Exhibit 99

Superior Energy Services, Inc. Announces Second Quarter 2003 Results

HARVEY, La.--(BUSINESS WIRE)--Aug. 5, 2003--Superior Energy Services, Inc. (NYSE: SPN) today announced results for the second quarter ended June 30, 2003. For the quarter, revenues were $128.9 million resulting in net income of $8.3 million or $0.11 diluted earnings per share, as compared to revenues of $112.7 million and net income of $8.5 million or $0.11 diluted earnings per share for the second quarter of 2002.

For the six months ended June 30, 2003, revenues were $252.1 million and net income was $15.8 million or $0.21 diluted earnings per share, as compared to revenues of $217.6 million and net income of $14.3 million or $0.20 diluted earnings per share for the six months ended June 30, 2002.

President and CEO Terry Hall Comments

President and CEO Terry Hall commented, "The rental tools segment continues to be a strong growth business, establishing a quarterly record in revenue and operating income as activity increased in certain international markets, and domestically in Texas and the deepwater Gulf of Mexico. We anticipate rentals internationally will continue to grow during the second half of the year. Activity increased for most of our well intervention services during the quarter, continuing a trend that started midway through the first quarter. Liftboat utilization overall did not improve as compared to the first quarter, which is attributable to lower demand in some of our mid-sized classes."

Well Intervention Group Segment

Second quarter revenues for the Well Intervention Group were $46.4 million, a 16% increase from the second quarter of 2002 and a 12% increase from the first quarter of 2003. On a sequential basis, activity increased for most production-related services, led by sharp increases in hydraulic workover and plug and abandonment services, including the completion of the Company's first subsea well intervention project. These were offset by lower well control activity.

Rental Tools Segment

Revenues for the Rental Tools segment were a record $36.4 million, 24% higher than the second quarter of 2002 and 5% higher than the first quarter of 2003. Rentals of drill pipe, on-site accommodations and handling tools and accessories to customers in Texas and the deepwater Gulf of Mexico were the key drivers to revenue growth during the period. In addition, rentals of on-site accommodations increased in Trinidad and rentals of drill pipe increased in Trinidad and Canada.

Marine Segment

Superior's marine revenues were $18.5 million, a 4% increase as compared to the second quarter of 2002 and a 1% decrease as compared to the first quarter of 2003. Average fleet utilization was 66% as compared to 67% for the first quarter of 2002 and 72% for the second quarter of 2002.

Liftboat Average Dayrates and Utilization by Class Size

Three Months Ended June 30, 2003

($ actual)
Class	Liftboats	Average Dayrate	Utilization
105'	8	$2,876	59.6%
120-135'	9	3,440	82.8%
145-155'	11	5,767	61.0%
160'-175'	6	7,944	45.1%
200'	3	10,218	89.7%
230'-245'	3	13,797	67.5%
250'	2	19,888	59.3%

Other Oilfield Services Segment

Revenues in this segment were $27.6 million, an 8% increase as compared to the second quarter of 2002 and a 3% decrease as compared to the first quarter of 2003. Decreases in non-hazardous oilfield waste treatment and sales of oil spill response equipment were partially offset by seasonal increases in construction and fabrication projects.

The Company will host a conference call at 10 a.m. Central Time today. The call can be accessed from Superior's website at www.superiorenergy.com, or by telephone at 800-763-5557. The replay telephone number is 800-642-1687 and the replay passcode is 1747566. The replay is available beginning two hours after the call and ending August 12, 2003.

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, well control, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

             SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

                 Consolidated Statements of Operations

            Three and Six Months Ended June 30, 2003 and 2002

            (in thousands, except earnings per share amounts)

                                 (unaudited)

                               Three Months Ended   Six Months Ended

                                     June 30,            June 30,

                               ------------------- -------------------

                                 2003       2002      2003      2002

                               ---------  --------  --------  --------

Revenues                       $128,857   $112,730  $252,052  $217,556

                               ---------  --------  --------  --------

Costs and expenses:

  Cost of services               74,291     62,140   144,448   121,378

  Depreciation and

   amortization                  12,072     10,456    23,827    19,978

  General and administrative     23,689     21,426    47,378    42,639

                                --------  --------  --------  --------

     Total costs and expenses   110,052     94,022   215,653   183,995

                                --------  --------  --------  --------

Income from operations           18,805     18,708    36,399    33,561

Other income (expense):

  Interest expense, net          (5,567)    (5,181)  (11,082)  (10,405)

  Equity in income of

   affiliates                       305        145       432       145

                                --------  --------  --------  --------

Income before income taxes       13,543     13,672    25,749    23,301

Income taxes                      5,215      5,167     9,914     8,971

                                --------  --------  --------  --------

Net income                      $ 8,328   $  8,505  $ 15,835  $ 14,330

                                ========  ========  ========  ========

Basic earnings per share        $  0.11   $   0.12  $   0.21  $   0.20

                                ========  ========  ========  ========

Diluted earnings per share      $  0.11   $   0.11  $   0.21  $   0.20

                                ========  ========  ========  ========

Weighted average common shares

 used in computing earnings

 per share:

    Basic                        73,936    73,737    73,882    72,030

                                ========  ========  ========  ========

    Diluted                      75,124    74,970    74,842    73,142

                                ========  ========  ========  ========

             SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS

                  JUNE 30, 2003 AND DECEMBER 31, 2002

                            (in thousands)

                                               6/30/2003   12/31/2002

                                              (Unaudited)   (Audited)

                                              ----------- ------------

ASSETS

Current assets:

  Cash and cash equivalents                   $   11,992  $     3,480

  Accounts receivable - net                      113,874      108,352

  Income taxes receivable                              -        6,087

  Prepaid insurance and other                     14,571       11,663

                                              ----------- ------------

        Total current assets                     140,437      129,582

Property, plant and equipment - net              415,874      418,047

Goodwill - net                                   168,526      160,366

Investments in affiliates                         12,775       12,343

Other assets - net                                 6,591        7,282

                                              ----------- ------------

        Total assets                          $  744,203  $   727,620

                                              =========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable                            $   16,178  $    21,010

  Accrued expenses                                44,275       33,871

  Income taxes payable                             1,046            -

  Current maturities of long-term debt            13,727       13,730

                                              ----------- ------------

        Total current liabilities                 75,226       68,611

                                              ----------- ------------

Deferred income taxes                             75,825       67,333

Long-term debt                                   240,269      256,334

Total stockholders' equity                       352,883      335,342

                                              ----------- ------------

        Total liabilities and stockholders'

         equity                               $  744,203  $   727,620

                                              =========== ============

             Superior Energy Services, Inc. and Subsidiaries

                          Segment Highlights

     Three months ended June 30, 2003 and 2002, and March 31, 2003

                              (Unaudited)

                             (in thousands)

Revenue                             June 2003   June 2002  March 2003

                                   ----------- ----------- -----------

Well Intervention Group            $   46,416  $   40,186  $   41,399

Marine                                 18,487      17,760      18,665

Rental Tools                           36,396      29,310      34,600

Other Oilfield Services                27,558      25,474      28,531

                                   ----------- ----------- -----------

Total                              $  128,857  $  112,730  $  123,195

Gross Profit

Well Intervention Group            $   18,087  $   17,904  $   16,645

Marine                                  5,820       6,799       5,998

Rental Tools                           25,014      20,110      23,486

Other Oilfield Services                 5,645       5,777       6,909

                                   ----------- ----------- -----------

Total                              $   54,566  $   50,590  $   53,038

--------------------------------------------------------------------------------

Contact:

     Superior Energy Services Inc., Harvey

     Terence Hall/Robert Taylor/Greg Rosenstein, 504-362-4321